Exhibit 10.12

Non-Compete Agreement

THIS AGREEMENT (“Non-Compete Agreement”) by and between Digitiliti, Inc., referred to herein as "Buyer", having an office at: Floor 4, 266 East 7th Street  St. Paul, MN  55101, and StorageSwitch, LLC, a Colorado limited liability company with offices at 2071 Rowell Dr., Lyons CO 80540, Andy Thomson and Clark Hodge, herein collectively referred to as "Seller", is made effective as of the 13th day of March, 2008, referred to herein as "Effective Date".  The Buyer and Seller are jointly referred to as the “Parties”.

WHEREAS, Parties will develop software, herein referred to as “Software” to be wholly owned by the Buyer; and

WHEREAS, the Software will implement a tiered, modular approach to the on-line storage services business; and

WHEREAS, selected software technology modules, herein referred to as "Technology", from the existing Seller software base will be utilized in the development of the Software; and

WHEREAS, the Buyer is purchasing the Technology from the Seller StorageSwitch, LLC; and

WHEREAS, after this purchase is completed, Buyer and Seller StorageSwitch, LLC will each have full, non-exclusive, irrevocable, worldwide, perpetual, paid up, non-royalty bearing rights to the Technology, including source code, object code, documentation libraries, etc.; and

WHEREAS, these rights include the right to name, brand, modify, embed, market, sell and install the Technology in any manner advantageous to their respective business subject to limitations spelled out in this Non-Compete Agreement; and

WHEREAS, the Buyer wishes to focus on the storage services business; and

WHEREAS, the Seller StorageSwitch, LLC wishes to focus on the storage software development licensing business; and

WHEREAS, Sellers Andy Thompson and Clark Hodge are owners, officers and directors of Seller StorageSwitch, LLC and will personally benefit from the transactions described in the Complete Agreement identified in section 1 below; and

WHEREAS, the execution of this Non-Compete Agreement by Buyer and Seller is a material condition of and inducement for the parties entering into the Complete Agreement; and

WHEREAS, the Parties do not wish to compete directly against each other.

NOW THEREFORE, in consideration of the recitals set forth above, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Parties hereto mutually agreed as follows:

Complete Agreement

This Non-Compete Agreement is one portion of the complete agreement between the Parties, referred to herein as "Complete Agreement".  The Complete Agreement includes this Non-Compete Agreement, the Non-Disclosure Agreement executed on June 25, 2007, the Technology Purchase Agreement, the Statement of Work Agreement, the Consulting Services Agreement, and all incorporated addendums, amendments, updates, modifications, exhibits, orders or schedules.  This Non-Compete Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties with respect to the subject matter of this Non-Compete Agreement.  No amendment, change or modification of this Non-Compete Agreement shall be valid unless in writing signed by the Parties hereto.  If any provision of this Non-Compete Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Non-Compete Agreement shall nevertheless remain in full force and effect.

Business Definitions

The Buyer intends to enhance its differentiation by using the Software.  The Buyer has been, and will continue to be, in the business of using software as an embedded portion of storage services solutions.  This business is herein referred to as "Storage Services”.

The Seller StorageSwitch, LLC is in the business of developing and licensing storage software to customers who install the software in their data centers.  Said Seller’s customers have historically been large companies that want a customized solution and they typically do not have access to source code. This business is herein referred to as “Storage Product Development and Licensing”.

Non-Compete

In consideration of the Technology purchase, the software development compensation, and the business development compensation, the Seller agrees to: (i) refrain from directly or indirectly entering the Storage Services business; and (ii) refrain from directly or indirectly entering into a development partnership with a third party in the Storage Services business.  In addition, Seller agrees to limit all source code third party licenses of the Technology or products containing the Technology to uses other than Storage Services.  The Seller agrees that these restrictions are worldwide in scope.

Buyer agrees not to directly or indirectly compete in the Storage Product Development and Licensing market by: (i) making the Technology available to any third party in object format only and only as part of a storage services offering; (ii) making future versions of the Technology available in object format only and only as part of a Storage Services offering.  In addition, Buyer agrees to limit all source code third party licenses of the Technology or products containing the Technology to Storage Services uses only.  The Buyer agrees that these restrictions are worldwide in scope.

Term

This Non-Compete Agreement will be in effect beginning on the Effective Date and terminate 2 years after the termination of the Consulting Services Agreement.

Confidentiality

The Parties agrees to be bound by the Non-Disclosure Agreement executed on June 25, 2007.

Remedies

In the event of any breach of this Agreement, the non-breaching party may, in addition to any remedies available to it at law, seek equitable relief, including injunction and specific performance.  In the event it becomes necessary for either party to take action to enforce the terms of this Agreement, the breaching party shall be responsible for reasonable attorney’s fees and costs incurred in such enforcement by the non-breaching party.

Governing Law

This Non-Compete Agreement shall be governed and interpreted in accordance with the laws of The State of Minnesota, excluding provisions thereof which refer to the laws of another jurisdiction. Each party submits to the exclusive venue and jurisdiction of the courts of the State of Minnesota and the United States District Court in Minneapolis, Minnesota.

Notices

All notices pertaining to this Non-Compete Agreement should be in writing and shall be sufficient if sent via: a) certified mail to the addresses for the Parties set forth in the first paragraph of this Non-Compete Agreement or b) sent via email and acknowledged by returned email with such acknowledgment from the receiving party.

Assignment

This Non-Compete Agreement shall be binding upon and inure to the benefit of each of the parties, their successors and permitted assigns.  This Non-Compete Agreement shall not be assigned or transferred by either party without the prior written approval of the other.  Any such prohibited assignment or transfer shall be null and void.

Headings

Section headings and titles are for convenience only and shall be of no force or effect in the construction or interpretation of this Non-Compete Agreement.

IN WITNESS WHEREOF, the Parties hereto, through their authorized agents, have executed this Non-Compete Agreement, effective as of the date first above written.

Digitiliti, Inc.

StorageSwitch, LLC

Brad D. Wenzel

Clark Hodge

print name

print name

CEO

CEO

Title

Title

/s/ Brad D. Wenzel

/s/ Clark Hodge

Signature

Signature

DATE:  3/13/08

DATE:  3/13/08

Andy Thomson (Individually)

Clark Hodge (Individually)

/s/  Andy Thomson

/s/  Clark Hodge

Signature

Signature

DATE:  3/13/08

DATE:  3/13/08